As filed with the Securities and Exchange Commission on July 24, 2014

Registration No. 333-197228

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HÖEGH LNG PARTNERS LP

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	4400	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2 Reid Street, Hamilton, HM 11, Bermuda +1 (441) 295-6815

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Watson, Farley & Williams LLP

1133 Avenue of the Americas

New York, New York 10036

(212) 922-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Catherine S. Gallagher Adorys Velazquez Vinson & Elkins L.L.P. 2200 Pennsylvania Avenue NW, Suite 500W Washington, DC 20037 Telephone: (202) 639-6500 Facsimile: (202) 639-6604	Joshua Davidson Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 Telephone: (713) 229-1234 Facsimile: (713) 229-1522

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

EXPLANATORY NOTE

Höegh LNG Partners LP is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form F-1 (Registration No. 333-197228) (the “Registration Statement”) to file exhibits 10.1, 10.2, 10.26.1 and 10.27.1 to the Registration Statement, and to amend and restate the list of exhibits set forth in Item 8 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The section of the prospectus entitled “Our Partnership Agreement—Indemnification” discloses that we will generally indemnify our general partner, our directors and officers and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Reference is also made to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement in which we and certain of our affiliates will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and to contribute to payments that may be required to be made in respect of these liabilities.

Item 7. Recent Sales of Unregistered Securities.

On April 28, 2014, in connection with our formation, we issued (i) to our general partner a non-economic general partner interest in us and (ii) to Höegh LNG the 100.0% limited partner interest in us for $1,000, in an offering exempt from registration under Section 4(2) of the Securities Act.

There have been no other sales of unregistered securities within the past three years.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of Höegh LNG Partners LP

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Höegh LNG Partners LP (included as Appendix A to the Prospectus)

3.3**	Certificate of Formation of Höegh LNG GP LLC

3.4**	Limited Liability Company Agreement of Höegh LNG GP LLC

5.1**	Form of Opinion of Watson, Farley & Williams LLP as to the legality of the securities being registered

8.1**	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters

8.2**	Form of Opinion of Watson, Farley & Williams LLP relating to tax matters

8.3**	Form of Opinion of Advokatfirmaet Thommessen AS relating to tax matters

8.4**	Form of Opinion of Vinson & Elkins L.L.P. (UK) relating to tax matters

8.5**	Form of Opinion of PricewaterhouseCoopers Services LLP relating to tax matters

10.1	Form of Contribution, Purchase and Sale Agreement

10.2	Form of Omnibus Agreement

10.3**	Form of 2014 Höegh LNG Partners LP Long-Term Incentive Plan

10.4**	Höegh LNG Partners LP Non-Employee Director Compensation Plan

10.5**	Employment Contract, dated November 26, 2013, between Leif Höegh (UK) Ltd. and Richard Tyrrell

Exhibit No.	Description

10.6**	Administrative Services Agreement, dated July 2, 2014, among Höegh LNG Partners LP, Höegh LNG Partners Operating LLC and Hoegh LNG Services Ltd

10.7**	Administrative Services Agreement, dated July 2, 2014, between Hoegh LNG Services Ltd and Höegh LNG AS

10.8**	Commercial Management and Administration Management Agreement, dated November 24, 2009, between SRV Joint Gas Ltd. and Höegh LNG AS (GDF Suez Neptune)

10.9**	Commercial Management and Administration Management Agreement, dated May 19, 2010, between SRV Joint Gas Two Ltd. and Höegh LNG AS (GDF Suez Cape Ann)

10.10**	Baltic and International Maritime Council Standard Ship Management Agreement, dated November 23, 2009, between SRV Joint Gas Ltd. and Höegh LNG Fleet Management AS (GDF Suez Neptune)

10.11**	Baltic and International Maritime Council Standard Ship Management Agreement, dated May 19, 2010, between SRV Joint Gas Two Ltd. and Höegh LNG Fleet Management AS (GDF Suez Cape Ann)

10.12**	Technical Information and Services Agreement, dated April 2, 2014, between PT Höegh LNG Lampung and Höegh LNG AS (PGN FSRU Lampung)

10.13**	Master Spare Parts Supply Agreement, dated April 2, 2014, between PT Höegh LNG Lampung and Höegh LNG Asia Pte. Ltd. (PGN FSRU Lampung)

10.14**	Master Maintenance Agreement, dated April 2, 2014, between PT Höegh LNG Lampung and Höegh LNG Shipping Services Pte Ltd (PGN FSRU Lampung)

10.15**	Sub-Technical Support Agreement, dated April 11, 2014, between Höegh LNG AS and Höegh LNG Fleet Management AS

10.16†**	SRV LNG Carrier Time Charterparty, dated March 20, 2007, between SRV Joint Gas Ltd. and Suez LNG Trading SA, as novated by the Novation Agreement, dated March 25, 2010, among SRV Joint Gas Ltd., GDF Suez LNG Trading SA (formerly known as Suez LNG Trading SA) and GDF Suez Global LNG Supply SA (GDF Suez Neptune)

10.17†**	SRV LNG Carrier Time Charterparty, dated March 20, 2007, between SRV Joint Gas Ltd. and Suez LNG Trading SA, as novated by the Novation Agreement, dated December 20, 2007, among SRV Joint Gas Ltd., Suez LNG Trading SA and SRV Joint Gas Two Ltd., as novated by the Novation Agreement, dated March 25, 2010, among SRV Joint Gas Two Ltd., GDF Suez LNG Trading SA (formerly known as Suez LNG Trading SA) and GDF Suez Global LNG Supply SA, as amended by Amendment No. 1, dated June 20, 2012, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA, as amended by Amendment No. 2, dated June 20, 2012, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA, as supplemented by the Side Letter, dated November 17, 2013, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA (GDF Suez Cape Ann)

10.18†**	Amendment and Restatement Agreement of the Original Lease, Operation and Maintenance Agreement, dated January 25, 2012, between Höegh LNG Ltd. and PT Perusahaan Gas Negara (Persero) Tbk, as novated by the Novation Agreement for Amended & Restated Lease, Operation & Maintenance Agreement, dated September 18, 2013, among PT Perusahaan Gas Negara (Persero) Tbk, Höegh LNG Ltd. and PT Hoegh LNG Lampung, as novated by the Novation Agreement for Amended & Restated Lease, Operation & Maintenance Agreement, dated February 21, 2014, among PT Perusahaan Gas Negara (Persero) Tbk, PT PGN LNG Indonesia and PT Hoegh LNG Lampung (PGN FSRU Lampung)

Exhibit No.	Description

10.19**	Form of Second Amended and Restated Shareholders’ Agreement, among Mitsui O.S.K Lines, Ltd., Höegh LNG Ltd. and Tokyo LNG Tanker Co., Ltd.

10.20**	Shareholders’ Agreement, dated March 13, 2013, between Höegh LNG Lampung Pte Ltd. and PT Bahtera Daya Utama

10.21**	Novation Deed, dated August 31, 2010, among Mitsui O.S.K. Lines, Ltd., Tokyo LNG Tanker Co., Ltd., Höegh LNG Ltd. and SRV Joint Gas Ltd.

10.22**	Novation Deed, dated August 31, 2010, among Mitsui O.S.K. Lines, Ltd., Tokyo LNG Tanker Co., Ltd., Höegh LNG Ltd. and SRV Joint Gas Two Ltd.

10.23**	Amendment and Restatement Agreement, dated October 9, 2013, among Hoegh LNG Lampung Pte Ltd., PT Bahtera Daya Utama and PT Imeco Inter Sarana

10.24**	Form of Revolving Loan Agreement, between Höegh LNG Partners LP and Höegh LNG Holdings Ltd. in the amount of $85,000,000

10.25**	Form of Demand Note, issued by Höegh LNG Holdings Ltd. in favor of Höegh LNG Partners LP in the amount of $140,000,000

10.26**

Neptune Facility Agreement, dated December 20, 2007, among SRV Joint Gas Ltd. and the other parties thereto, as amended by the Amendment Agreement, dated March 25, 2010 and the Letter from the Agent for the Lenders, dated August 28, 2010

10.26.1	Form of Letter from the Agent for the Lenders, dated July , 2014, among SRV Joint Gas Ltd. and the other parties thereto, related to the Neptune Facility Agreement

10.27**

Cape Ann Facility Agreement, dated December, 20, 2007, among SRV Joint Gas Two Ltd. and the other parties thereto, as amended by the Amendment Agreement, dated March 25, 2010, the Letter from the Agent for the Lenders, dated August 28, 2010 and the Amendment Agreement, dated June 29, 2012

10.27.1	Form of Letter from the Agent for the Lenders, dated July , 2014, among SRV Joint Gas Two Ltd. and the other parties thereto, related to the Cape Ann Facility Agreement

10.28**	$299 Million Lampung Facility Agreement, dated September 12, 2013, between PT Hoegh LNG Lampung and the other parties thereto

10.29**	License Agreement, between Leif Höegh & Co. Ltd. and Höegh LNG Partners LP

21.1**	List of Subsidiaries of Höegh LNG Partners LP

23.1**	Consent of Ernst & Young AS

23.2**	Consent of Fearnley Consultants AS

23.3**	Consent of Watson, Farley & Williams LLP (contained in Exhibits 5.1 and 8.2)

23.4**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.5**	Consent of Advokatfirmaet Thommessen AS (contained in Exhibit 8.3)

23.6**	Consent of Vinson & Elkins L.L.P. (UK) relating to tax matters (contained in Exhibit 8.4)

23.7**	Consent of PricewaterhouseCoopers Services LLP relating to tax matters (contained in Exhibit 8.5)

24.1**	Power of Attorney

*	To be provided by amendment.
**	Previously filed.
†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the general partner or its affiliates and of fees, commissions, compensation and other benefits paid, or accrued to the general partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 20-F for the first full fiscal year of operations of the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom on July 24, 2014.

HÖEGH LNG PARTNERS LP

By:	/S/ RICHARD TYRRELL
Name:	Richard Tyrrell
Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/S/ RICHARD TYRRELL	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 24, 2014
Richard Tyrrell

*	Chairman	July 24, 2014
Sveinung Støhle

*	Director	July 24, 2014
Steffen Føreid

*	Director	July 24, 2014
Claibourne Harris

*	Director	July 24, 2014
Morten W. Høegh

*	Director	July 24, 2014
Andrew Jamieson

*	Director	July 24, 2014
David Spivak

*	Director	July 24, 2014
Robert Shaw

*	By:	/S/ RICHARD TYRRELL
Richard Tyrrell
as attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Höegh LNG Partners LP in the United States, has signed the registration statement in the City of Newark, State of Delaware on July 24, 2014.

PUGLISI & ASSOCIATES

By:	/S/ DONALD J. PUGLISI
Name:	Donald J. Puglisi
Title:	Managing Director Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1**	Certificate of Limited Partnership of Höegh LNG Partners LP

3.2**	Form of First Amended and Restated Agreement of Limited Partnership of Höegh LNG Partners LP (included as Appendix A to the Prospectus)

3.3**	Certificate of Formation of Höegh LNG GP LLC

3.4**	Limited Liability Company Agreement of Höegh LNG GP LLC

5.1**	Form of Opinion of Watson, Farley & Williams LLP as to the legality of the securities being registered

8.1**	Form of Opinion of Vinson & Elkins L.L.P. relating to tax matters

8.2**	Form of Opinion of Watson, Farley & Williams LLP relating to tax matters

8.3**	Form of Opinion of Advokatfirmaet Thommessen AS relating to tax matters

8.4**	Form of Opinion of Vinson & Elkins L.L.P. (UK) relating to tax matters

8.5**	Form of Opinion of PricewaterhouseCoopers Services LLP relating to tax matters

10.1	Form of Contribution, Purchase and Sale Agreement

10.2	Form of Omnibus Agreement

10.3**	Form of 2014 Höegh LNG Partners LP Long-Term Incentive Plan

10.4**	Höegh LNG Partners LP Non-Employee Director Compensation Plan

10.5**	Employment Contract, dated November 26, 2013, between Leif Höegh (UK) Ltd. and Richard Tyrrell

10.6**	Administrative Services Agreement, dated July 2, 2014, among Höegh LNG Partners LP, Höegh LNG Partners Operating LLC and Hoegh LNG Services Ltd

10.7**	Administrative Services Agreement, dated July 2, 2014, between Hoegh LNG Services Ltd and Höegh LNG AS

10.8**	Commercial Management and Administration Management Agreement, dated November 24, 2009, between SRV Joint Gas Ltd. and Höegh LNG AS (GDF Suez Neptune)

10.9**	Commercial Management and Administration Management Agreement, dated May 19, 2010, between SRV Joint Gas Two Ltd. and Höegh LNG AS (GDF Suez Cape Ann)

10.10**	Baltic and International Maritime Council Standard Ship Management Agreement, dated November 23, 2009, between SRV Joint Gas Ltd. and Höegh LNG Fleet Management AS (GDF Suez Neptune)

10.11**	Baltic and International Maritime Council Standard Ship Management Agreement, dated May 19, 2010, between SRV Joint Gas Two Ltd. and Höegh LNG Fleet Management AS (GDF Suez Cape Ann)

10.12**	Technical Information and Services Agreement, dated April 2, 2014, between PT Höegh LNG Lampung and Höegh LNG AS (PGN FSRU Lampung)

10.13**	Master Spare Parts Supply Agreement, dated April 2, 2014, between PT Höegh LNG Lampung and Höegh LNG Asia Pte. Ltd. (PGN FSRU Lampung)

Exhibit No.	Description

10.14**	Master Maintenance Agreement, dated April 2, 2014, between PT Höegh LNG Lampung and Höegh LNG Shipping Services Pte Ltd (PGN FSRU Lampung)

10.15**	Sub-Technical Support Agreement, dated April 11, 2014, between Höegh LNG AS and Höegh LNG Fleet Management AS

10.16†**	SRV LNG Carrier Time Charterparty, dated March 20, 2007, between SRV Joint Gas Ltd. and Suez LNG Trading SA, as novated by the Novation Agreement, dated March 25, 2010, among SRV Joint Gas Ltd., GDF Suez LNG Trading SA (formerly known as Suez LNG Trading SA) and GDF Suez Global LNG Supply SA (GDF Suez Neptune)

10.17†**	SRV LNG Carrier Time Charterparty, dated March 20, 2007, between SRV Joint Gas Ltd. and Suez LNG Trading SA, as novated by the Novation Agreement, dated December 20, 2007, among SRV Joint Gas Ltd., Suez LNG Trading SA and SRV Joint Gas Two Ltd., as novated by the Novation Agreement, dated March 25, 2010, among SRV Joint Gas Two Ltd., GDF Suez LNG Trading SA (formerly known as Suez LNG Trading SA) and GDF Suez Global LNG Supply SA, as amended by Amendment No. 1, dated June 20, 2012, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA, as amended by Amendment No. 2, dated June 20, 2012, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA, as supplemented by the Side Letter, dated November 17, 2013, between SRV Joint Gas Two Ltd. and GDF Suez LNG Supply SA (GDF Suez Cape Ann)

10.18†**	Amendment and Restatement Agreement of the Original Lease, Operation and Maintenance Agreement, dated January 25, 2012, between Höegh LNG Ltd. and PT Perusahaan Gas Negara (Persero) Tbk, as novated by the Novation Agreement for Amended & Restated Lease, Operation & Maintenance Agreement, dated September 18, 2013, among PT Perusahaan Gas Negara (Persero) Tbk, Höegh LNG Ltd. and PT Hoegh LNG Lampung, as novated by the Novation Agreement for Amended & Restated Lease, Operation & Maintenance Agreement, dated February 21, 2014, among PT Perusahaan Gas Negara (Persero) Tbk, PT PGN LNG Indonesia and PT Hoegh LNG Lampung (PGN FSRU Lampung)

10.19**	Form of Second Amended and Restated Shareholders’ Agreement, among Mitsui O.S.K Lines, Ltd., Höegh LNG Ltd. and Tokyo LNG Tanker Co., Ltd.

10.20**	Shareholders’ Agreement, dated March 13, 2013, between Höegh LNG Lampung Pte Ltd. and PT Bahtera Daya Utama

10.21**	Novation Deed, dated August 31, 2010, among Mitsui O.S.K. Lines, Ltd., Tokyo LNG Tanker Co., Ltd., Höegh LNG Ltd. and SRV Joint Gas Ltd.

10.22**	Novation Deed, dated August 31, 2010, among Mitsui O.S.K. Lines, Ltd., Tokyo LNG Tanker Co., Ltd., Höegh LNG Ltd. and SRV Joint Gas Two Ltd.

10.23**	Amendment and Restatement Agreement, dated October 9, 2013, among Hoegh LNG Lampung Pte Ltd., PT Bahtera Daya Utama and PT Imeco Inter Sarana

10.24**	Form of Revolving Loan Agreement, between Höegh LNG Partners LP and Höegh LNG Holdings Ltd. in the amount of $85,000,000

10.25**	Form of Demand Note, issued by Höegh LNG Holdings Ltd. in favor of Höegh LNG Partners LP in the amount of $140,000,000

10.26**

Neptune Facility Agreement, dated December 20, 2007, among SRV Joint Gas Ltd. and the other parties thereto, as amended by the Amendment Agreement, dated March 25, 2010 and the Letter from the Agent for the Lenders, dated August 28, 2010

10.26.1	Form of Letter from the Agent for the Lenders, dated July , 2014, among SRV Joint Gas Ltd. and the other parties thereto, related to the Neptune Facility Agreement

Exhibit No.	Description

10.27**

Cape Ann Facility Agreement, dated December, 20, 2007, among SRV Joint Gas Two Ltd. and the other parties thereto, as amended by the Amendment Agreement, dated March 25, 2010, the Letter from the Agent for the Lenders, dated August 28, 2010 and the Amendment Agreement, dated June 29, 2012

10.27.1	Form of Letter from the Agent for the Lenders, dated July , 2014, among SRV Joint Gas Two Ltd. and the other parties thereto, related to the Cape Ann Facility Agreement

10.28**	$299 Million Lampung Facility Agreement, dated September 12, 2013, between PT Hoegh LNG Lampung and the other parties thereto

10.29**	License Agreement, between Leif Höegh & Co. Ltd. and Höegh LNG Partners LP

21.1**	List of Subsidiaries of Höegh LNG Partners LP

23.1**	Consent of Ernst & Young AS

23.2**	Consent of Fearnley Consultants AS

23.3**	Consent of Watson, Farley & Williams LLP (contained in Exhibits 5.1 and 8.2)

23.4**	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 8.1)

23.5**	Consent of Advokatfirmaet Thommessen AS (contained in Exhibit 8.3)

23.6**	Consent of Vinson & Elkins L.L.P. (UK) relating to tax matters (contained in Exhibit 8.4)

23.7**	Consent of PricewaterhouseCoopers Services LLP relating to tax matters (contained in Exhibit 8.5)

24.1**	Power of Attorney

*	To be provided by amendment.
**	Previously filed.
†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.